Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Stanley, Inc. and Subsidiaries on Form S-8 of our report dated June 26, 2006 (except for the last paragraph of Note 1, as to which the date is August 28, 2006), appearing in the Registration Statement No. 333-134053 on Form S-1 of Stanley, Inc. and Subsidiaries.

/s/ Deloitte & Touche LLP

McLean, Virginia
October 23, 2006